Filed Under Rule 424(b)(3), Registration Statement No. 333-101647

Pricing Supplement No. 28—dated June 30, 2003 (To: Prospectus Dated December 18, 2002 and Prospectus Supplement Dated April 25, 2003)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LDX8	$3,038,000.00	100.000%	0.625%	$3,019,012.50	2.050%	SEMI- ANNUAL	07/15/2006	01/15/2004	$10.93	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Citigroup, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

26054LDY6	$4,367,000.00	100.000%	1.000%	$4,323,330.00	3.050%	SEMI- ANNUAL	07/15/2008	01/15/2004	$16.27	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Citigroup, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

26054LDZ3	$1,154,000.00	100.000%	1.200%	$1,140,152.00	3.700%	SEMI- ANNUAL	07/15/2010	01/15/2004	$19.73	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Citigroup, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

26054LEA7	$1,866,000.00	100.000%	1.500%	$1,838,010.00	4.350%	SEMI- ANNUAL	07/15/2013	01/15/2004	$23.20	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Citigroup,

Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

The Dow Chemical Company

Trade Date: Monday, June 30, 2003 @12:00 PM ET

Settle Date: Thursday, July 3, 2003

Minimum Denomination/Increments: $1,000/$1,000

All trades settle flat and clear SDFS: DTC Book Entry only

DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a Business Day

(as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved

The Dow Chemical Company The Dow Chemical Company Internotes

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